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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 20, 2000

                                  VENTAS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Delaware                     1-10989                       61-1055020
   ------------                 -----------                    ------------
  (State or other             (Commission File                 (IRS Employer
  jurisdiction of                 Number)                   Identification No.)
  incorporation)


        4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642
        ----------------------------------------------------------------
           (Address of principal executive offices)           (Zip Code)

                                 (502) 357-9000
                                 --------------
              (Registrant's telephone number, including area code)


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Item 5. Other Events.
        ------------

     On December 20, 2000, Ventas, Inc. ("Ventas" or the "Company") announced that it had received a waiver (the "Waiver") under its existing long-term amended credit agreement (the "Amended Credit Agreement") extending the deadline for the effective date of the plan of reorganization (the "Vencor Effective Date") for its primary tenant, Vencor, Inc. ("Vencor"). The Company's announcement described some of the key economic terms of the Waiver.

     The Company's Amended Credit Agreement had contained a provision that would have made it an event of default if the Vencor Effective Date did not occur by December 31, 2000. The Waiver extends that deadline until March 31, 2001. Ventas has the option to further extend the deadline by which the Vencor Effective Date must occur for up to three additional months through June 30, 2001. The United States Bankruptcy Court for the District of Delaware has set March 1, 2001 as the confirmation hearing date for the Vencor reorganization plan.

     If all principal payments are made by Ventas as provided in the Waiver, then by April 2, 2001, Ventas will have de-levered by at least $122 million since entering into the Amended Credit Agreement, without the sale of any material assets. These payments would leave an aggregate balance under the Amended Credit Agreement of $851 million. The Amended Credit Agreement provides that Ventas can elect to pay up to 80 percent of its Funds From Operation ("FFO") as an annual dividend after it has repaid a total of $200 million under the Amended Credit Agreement.

     Ventas also announced that its Board of Directors declared an annual cash dividend of $0.29 per share for 2000, payable on January 15, 2001, to shareholders of record on December 30, 2000. The dividend represents 95 percent of the Company's estimated taxable net income for 2000, which is the minimum the Company is required to pay in order to maintain its real estate investment trust ("REIT") status. The payment of such minimum REIT dividend is contemplated under the Company's Amended Credit Agreement.

     The Company's estimate of its 2000 taxable net income is dependent on a variety of assumptions, including the date by which Vencor emerges from bankruptcy, the effectiveness of the proposed settlement of Medicare related investigations with the Department of Justice (the "DOJ") and the timing of the payments to be made thereunder, and other tax-related matters. If the Company's actual taxable net income is determined to be greater than its current estimate, Ventas would expect to declare an additional dividend for 2000 to preserve its REIT status. In such event, the Company would be subject to an excise tax, plus any applicable interest or penalties.

     Taxable net income is calculated by making a variety of adjustments to net income determined in accordance with generally accepted accounting principles. These adjustments depend on various matters, including the difference between book and tax

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depreciation, the periods in which certain income items are recognized, determinations received from the Internal Revenue Service, use of the Company's historical tax attributes and positions, and application of various Internal Revenue Code sections and regulations to the specific fact patterns anticipated by the Company.

     Ventas also announced that its taxable net income for 2001 would likely prove substantially higher than its estimated taxable net income for 2000 if the Vencor reorganization is completed on the terms and the schedule currently contemplated. Accordingly, the Company expects its 2001 dividend to be significantly greater than its announced dividend for 2000. The Company intends to distribute at least 90 percent of its estimated 2001 taxable net income as a dividend. The Company's 2001 taxable income will include the value of the 9.99% equity stake in Vencor that the Company is expected to receive on the Vencor Effective Date.

     Ventas also anticipates that it will begin to make dividend distributions in 2001 on a normalized quarterly schedule following Vencor's emergence from its Chapter 11 proceedings. Ventas said that the 2001 dividend could be satisfied by the distribution of cash and/or Vencor securities. All dividend declarations are subject to quarterly review by the Company's Board of Directors and restrictions contained in the Amended Credit Agreement.

     There can be no assurance of the Company's ability to pay future dividends. The Company may from time to time update its publicly announced expectations regarding future dividends, but it is not obligated to do so. Additionally, there can be no assurance that Vencor will be successful in obtaining the approval of its creditors for a restructuring plan, that any such plan will be on terms acceptable to Ventas, Vencor and its creditors, or that any restructuring plan will not have a material adverse effect on Ventas. There can be no assurance that any of the court-ordered dates in the Vencor bankruptcy case will not change. Nor can there be any assurance that Vencor and Ventas will be able to reach a settlement with the DOJ, or that any such settlement will be on terms acceptable to Ventas, or that any settlement with the DOJ will not have a material adverse effect on Ventas. Ventas and other parties to the Vencor reorganization have reserved all of their rights regarding the proposed Vencor reorganization plan and the confirmation process.

     The Company also announced that it has been informed that a financial institution is the pledgee of a large block of the Company's common stock under a private transaction that is not related to the Company. This financial institution has advised the Company that is has foreclosed on those shares and has recently sold or intends to sell them in one or more transactions pursuant to Rule 144 under the Securities Act of 1933, as amended. According to the financial institution, it has sold or intends to sell approximately 675,000 shares of the Company's common stock within the three-month period that began on December 12, 2000.

     A copy of the press release issued by the Company on December 20, 2000 is included as an exhibit to this filing and is incorporated herein by reference.

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     This Form 8-K includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding the Company's and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations and statements that include words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may, " "could" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from the Company's expectations. The Company does not undertake any duty to update such forward-looking statements.

     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in this Form 8-K and elsewhere in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, (a) the treatment of the Company's claims in the chapter 11 cases of its primary tenant, Vencor and certain of its affiliates, as well as certain of its other tenants, (b) the ability and willingness of Vencor to continue to meet and/or honor its obligations under the agreements the Company and Vencor entered into in connection with the 1998 spin off by the Company of Vencor (the "1998 Spin Off"), including, without limitation, the obligation to indemnify and defend the Company for all litigation and other claims relating to the health care operations and other assets and liabilities transferred to Vencor in the 1998 Spin Off, (c) the ability of Vencor and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future health care reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) the results of the settlement discussions Vencor and the Company have been engaged in with the federal government seeking to resolve federal civil and administrative claims against them arising from the participation of Vencor facilities in various federal health benefit programs, (k) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (l) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (m) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, and (n) final determination of the Company's taxable net income for 2000. Many of such factors are beyond the control of the Company and its management.

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Item 7. Financial Statements and Exhibits.
        ---------------------------------

               (a) Financial statements of businesses acquired.

                        Not applicable.

               (b) Pro forma financial information.

                        Not applicable.

               (c) Exhibits:

                        99.1  Press Release dated December 20, 2000.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         VENTAS, INC.
                                         (Registrant)

Date: December 22, 2000



                                         By:/s/ T. Richard Riney
                                            --------------------
                                            Name:   T. Richard Riney
                                            Title:  Executive Vice President and
                                                    General Counsel

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                                  EXHIBIT INDEX

                Exhibit                                Description
                -------                                -----------

                99.1                      Press Release dated December 20, 2000.

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